SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2024

Quality Industrial Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(800)-706-0806

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

As of March 27, 2024, we entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of Al Shola Al Modea Gas Distribution LLC (“ASG” or “Al Shola Gas”) to acquire a 51% interest in ASG. The Closing of the transaction took place when both parties signed the definitive Share Purchase Agreement.

Al Shola Gas is an Engineering and Distribution Company in the LPG Industry in the United Arab Emirates and was established in 1980. The company is one of the region’s leading suppliers and contractors of LPG centralized pipeline systems and is approved by The General Directorate of Civil Defense, Government of Dubai, as a Central Gas Contractor and LPG Supplier.

Al Shola Gas is ISO 9001 certiﬁed and oﬀers a wide range of services including Consultation, Design, Supply, Installation, Maintenance, Distribution and Commissioning of Central Gas Systems. ASG provides a wide range of bespoke solutions across all LPG related requirements.

The Parties agreed a “Purchase Price” of 51% shares for $10,000,000 (Ten Million USD), which is payable as follows:

Tranche	Timeframe and Conditions	Amount	Paid By	Paid To
1	$9 million in National Exchange listed stock or cash to be paid to Seller. Payment in eight quarterly tranches over a period of 24 months, beginning from the first quarter following uplist to a National Exchange. Stock value to be protected by a make whole agreement/s and each tranche subject to a mutually agreed 12 months leak out agreement.	$9,000,000	QIND	ASG
2	Within 12 months of closing and at the soonest possible time, $1 million cash payment to the Seller.	$1,000,000	QIND	ASG

Pursuant to the terms of the Purchase Agreement, the QIND will occupy two non-paid board seats including Chairman of the Board of Al Shola Gas and there shall be one other non-paid board seat for existing Al Shola Gas shareholders. QIND obtained immediate control with execution of the Agreement. Full operational control will be retained by existing shareholders and management unless the new Board of Directors determines otherwise due to a breach of the Agreement, ongoing poor performance, or if structural changes are recommended in line with the laws governed by the Agreement which will be decided and approved by the new Board of Directors of the Company.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such documents, which are filed as Exhibits 2.1 hereto and which are incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business Acquired

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K in its annual report on Form 10-K for the year ended December 31, 2023, within the time period required by such filing.

(b)	Pro Forma Financial Information

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(c)	Exhibits

2.1	Stock Purchase Agreement, Al Shola Al Modea Gas Distribution LLC, dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quality Industrial Corp.

/s/ John-Paul Backwell
John-Paul Backwell, CEO
Date: April 2, 2024

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